GLOBALTEX INDUSTRIES INC.
Suite 501 - 535 Thurlow Street
Vancouver, BC  V6E 3L2
Canada

March 3, 2003

Thomas B. O'Brien
And
LOGG Investment Research Inc.
1340 4th Street
Blaine, WA
USA  98230

Dear Sirs,

Re: Corporate Finance Services Agreement Compensation

Whereas LOGG and the Corporation entered into a Corporate Finance Services Agreement ("Agreement") dated March 25, 2002 and amended on January 31, 2003 and wish to confirm the transactions which are being considered under the terms of the Agreement:

FOR VALUABLE CONSIDERATION IT IS HEREBY AGREED AS FOLLOWS:

1. All defined terms shall be as in the Agreement and the Amended Agreement.

2. It is acknowledged that LOGG has met the requirements to earn the compensation in respect for funds invested by directly by each of the following individuals:
Mr. Richard A. Palmer,
Mrs. Tracey-Ann Palmer,
Mr. Ross Crump, and
Mr. Graham Mackenzie
and the employment of Mr. Richard A. Palmer, subject to each of these transactions being completed within ninety days from the date of this letter.

3. The Corporation will pay to LOGG the following, subject to receiving any necessary regulatory approvals:
a. Seven per cent of funds invested in the Corporation by the individuals named in article 2 for up to one million dollars Canadian and five per cent of all funds in excess on one million dollars Canadian.
b. Twenty-five per cent (25%) of the first year base salary of Mr. Richard A. Palmer upon his employment by the Corporation.

4. Subject to regulatory approvals the compensation will be payable and will be paid within thirty days of the above transaction or transactions closing.

5. LOGG and O'Brien hereby acknowledge that no further Services, except those described in Article 2 in this letter, have been undertaken that would entitle LOGG to any further compensation under the Agreement or the Amending Agreement. The payment of the compensation as described in this letter will be in full and complete satisfaction of the Corporation's obligations under the terms of the Agreement and Amending Agreement.

6. The Agreement and the Amended Agreement hereby terminate as of the date of this letter, excepting the requirements to complete the compensation as described in this letter.

Sincerely,
Globaltex Industries Inc.


Per: "Mark Fields"
President


Accepted and agreed as of the 3rd day of March, 2003.

LOGG Investment Research Inc.


Per: "Thomas B. O'Brien"


Accepted and agreed as of the 3rd day of March 2003.



"Thomas B. O'Brien"
Thomas B. O'Brien
(to be executed under seal)